EXHIBIT 10.6
                                                                    ------------


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 28th day of January, 2000 (the "Effective Date"), by and between PENNCORP FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), and Scott D. Silverman (the "Executive").

         WHEREAS, the Company has entered into a Stock Purchase Agreement dated January 7, 2000 with Reassure America Life Insurance Company and a separate Stock Purchase Agreement dated January 8, 2000 with Pioneer-Occidental Holding Company; and

         WHEREAS, the Company desires to ensure the availability of the Executive's services to complete the sales in accordance with the Stock Purchase Agreements, and the Executive is willing to provide such services;

         IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, Company and Executive agree as follows:

         1.       Agreement Term.
                  --------------

         The term of this Agreement shall be the period commencing on the Effective Date and ending on the earliest of (i) September 30, 2000, (ii) the 60th day following the closing or consummation of the transactions described in the Stock Purchase Agreements that the Company has entered into with Reassure America Life Insurance Company and with Pioneer-Occidental Holding Company (as now existing or as may be hereafter amended), and (iii) the termination date determined by the Board of Directors of the Company (the "Agreement Term").

         2.       Employment.
                  ----------

                  (a) Employment by the Company. Executive agrees to be employed by Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Throughout the Agreement Term, Executive shall serve as Executive Vice President, Chief Administrative Officer and General Counsel of Company and be responsible for the general management of the administrative affairs of Company, and serve as a member of the Company's Operating Committee.

                  (b) Performance of Duties. Throughout the Agreement Term, Executive shall faithfully and diligently perform such duties (i) as are consistent with his position as the Executive Vice President, Chief Administrative Officer and General Counsel of Company and as a member of the Company's Operating Committee, and (ii) as the Executive Committee of the Board (or, if the Executive Committee does not exist, the liquidating Trustee) may reasonably and in good faith request.


EXECUTIVE EMPLOYMENT AGREEMENT - Page 1
------------------------------

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                  (c)      Place of Performance. During the Agreement Term,
                           Executive shall be based in Potomac, Maryland, or at such other location within an 18 mile radius of Potomac, Maryland. Company shall not request or require Executive to relocate his principal place of employment outside of an 18 mile radius of Potomac, Maryland.

         3.       Compensation and Benefits.
                  -------------------------

                  (a) Base Salary. Company agrees to pay to Executive a base salary at the annual rate of $200,000 ("Base Salary"), payable in installments consistent with the Company's payroll practices.

                  (b) Performance Bonus. Executive shall have a performance bonus opportunity of up to, but not exceeding, $200,000. The amount of bonus to which Executive is entitled shall be determined solely at the discretion of the Board of Directors of the Company, and such bonus, if any, shall be payable upon termination of Executive's employment under this Agreement (except as set forth in Section 8(d) of this Agreement).

                  (c) Receipt and Escrow of 1999 Bonus-Related Amount. Executive acknowledges receipt on the Effective Date of $154,990.67 (the "Bonus- Related Amount"), which is the sum of the maximum amount of the bonus payable to Executive for achievement of budgeted financial results of operations for 1999 (the "1999 Operations Bonus") plus certain related amounts, and agrees that such Bonus-Related Amount is being deposited in escrow on his behalf with Gardere & Wynne, L.L.P., as escrow agent (the "Escrow") to secure his obligation to repay to Company such portion, if any, of the Bonus-Related Amount to which he is not entitled after his 1999 Operations Bonus is finally determined by Company. The Bonus-Related Amount to which Executive is entitled (which will equal the amount deposited into the Escrow if 110% of statutory budgeted performance was achieved in 1999 and $77,495.34 if 100% of statutory budgeted performance was achieved in 1999) shall be released from the Escrow and paid to Executive no later than the filing of Company's statutory annual statement with the State of Texas.

         4.       Employee Benefit Programs.
                  -------------------------

         During the Agreement Term, Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the senior-level executives of Company or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any plans that

EXECUTIVE EMPLOYMENT AGREEMENT - Page 2
------------------------------
supplement the above-listed types of plans or programs, whether funded or unfunded, but excluding any severance benefit plan or program. Company shall, to the extent possible without penalty for a failure to provide similar treatment to other employees of Company, waive the waiting or grace period applicable under any such plan or program before Executive's participation therein can begin.

         5.       Reimbursement of Business and Other Expenses.
                  --------------------------------------------

         Executive is authorized to incur reasonable travel and business expenses that are consistent with his position and incurred in carrying out his duties and responsibilities under this Agreement, and Company shall promptly reimburse him for all such travel and business expenses incurred in connection with carrying out the business of the Company, subject to reasonable documentation in accordance with the reasonable policies of Company.

         6.       Perquisites.
                  -----------

         During the Agreement Term, Executive shall be entitled to participate in all of Company's executive fringe benefits (other than financial consulting benefits) in accordance with the terms and conditions of such arrangements as are in effect from time to time for the senior-level executives of Company. Executive is also entitled to reimbursement from Company for, or Company's payment of, all reasonable attorneys' and other professional fees and expenses incurred by or on behalf of Executive relating in any manner to the negotiation and preparation of this Agreement, including (without limitation) the conditions to Executive's employment relationship with Company under this Agreement.

         7.       Vacation.
                  --------

         Executive shall be entitled to six weeks' paid vacation each calendar year, which vacation shall be earned on a pro-rata basis for each day during the calendar year that Executive is employed by Company. Company shall pay Executive any earned and unused vacation at the end of the Agreement Term or, if earlier, upon the termination of Executive's employment.

         8.       Termination of Employment.
                  -------------------------

                  (a) Company may terminate Executive's employment with Company, at any time for any (or no) reason, prior to termination of employment by the expiration of the Agreement Term under Section 1(i) or Section 1(ii) of this Agreement, upon at least 30 days' written notice to Executive. Such termination shall be effective upon the expiration of the notice period (of at least 30 days) specified in the notice of termination.

                  (b) In light of his importance to Company during the Agreement Term, Executive is not entitled to voluntarily terminate his employment with Company at any time before termination by the expiration of the Agreement Term under Section 1 of this Agreement. In addition, Executive and Company

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------------------------------
                           acknowledge that the calculation of the damages to Company as a result of Executive's voluntary termination of his employment under this Agreement would be difficult, expensive and time-consuming, and accordingly, the parties have agreed to a liquidated damage amount due Company in the event of an Improper Executive Termination (as defined below). Therefore, if Executive terminates his employment hereunder before termination by the expiration of the Agreement Term, other than by death or because of Disability (an "Improper Executive Termination"), then Executive shall pay Company, as liquidated damages (and not as a penalty), $500,000 in cash within ten days after the effective date of such Improper Executive Termination. In this Section 8(b), "Disability" means Executive's inability, because of any mental or physical illness, to perform his duties under this Agreement that extends, or is reasonably expected to extend, for at least 30 consecutive days.

                  (c) Upon any termination of Executive's employment hereunder, Executive shall perform, for up to six months following such date of termination and without additional compensation or benefits, such consulting or transition services consistent with his experience, expertise and prior services to the Company as the Board of Directors of the Company (or, if the Board of Directors does not exist, the liquidating Trustee) may reasonably request. Such services by Executive shall be rendered at such times and in such manner as are mutually satisfactory to the Company and Executive, without material interference with Executive's employment or other business activities during such period.

                  (d) Upon any termination of Executive's employment hereunder, Company shall pay to Executive, within ten days of the effective date of such termination, (i) any Base Salary and any earned and unused vacation, in each case accrued through the date of such termination, and (ii) any expenses that have not been reimbursed in accordance with Section 5 herein. Also, upon any termination other than an Improper Executive Termination, (A) Company shall pay to Executive within ten days of the effective date of such termination, any bonus awarded to Executive in accordance with Section 3(b) herein, and (B) Company shall cause the release from the Escrow of all or that portion of the Bonus-Related Amount to which Executive is entitled under Section 3(c) herein, if not already released and paid to Executive (but if already released and paid to Executive, shall not be recoverable by the Company.).

                  (e) In the event of any termination of Executive's employment hereunder, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due to Executive under this Agreement on account of any remuneration attributable to any subsequent employment (including, without limitation, any self-employment) that he may obtain.


EXECUTIVE EMPLOYMENT AGREEMENT - Page 4
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                  (f)      Executive and his eligible dependents shall be
                           entitled, for a period of three (3) years following the date of any termination of Executive's employment hereunder, to continued coverage, at the cost of the Company, under the Company's group health, dental and life insurance plans as in effect from time to time (but not any other welfare benefit plans or any retirement plans); provided, that coverage under any particular benefit plan shall expire with respect to the period after Executive becomes covered under another employer's plan providing for a similar type of benefit. In the event the Company is unable to provide such coverage on account of any limitations under the terms of any applicable contract with an insurance carrier or third- party administrator, the Company shall pay Executive an amount equal to the cost of such coverage.

         9.       Confidentiality; Assignment of Rights.
                  -------------------------------------

                  (a) During the Agreement Term and thereafter, Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of Company, including such trade secret or proprietary or confidential information of any customer or other entity to which Company owes an obligation not to disclose such information, which he acquires during the Agreement Term, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of Company or (ii) when required to do so by a court of law, by any governmental agency or authority having supervisory authority over the business of Company or by any governmental agency or authority or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information.

                  (b) Executive hereby sells, assigns and transfers to Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") which during his employment by Company are made or conceived by him, alone or with others and which are within or arise out of any general field of Company's business or arise out of any work he performs or information he receives regarding the business of Company while employed by Company. During his employment by Company, Executive shall fully disclose to Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by Company and without any further remuneration in any form to him by Company, but at the expense of Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

EXECUTIVE EMPLOYMENT AGREEMENT - Page 5
------------------------------

         10.      Nonsolicitation.
                  ---------------


                  (a) Executive covenants and agrees that he shall not directly or indirectly solicit Company's or any of its subsidiaries' (i) employees during the 18-month period following the date of the termination of his employment by Company hereunder and (ii) agents, brokers and/or policyholders during the Agreement Term.

                  (b) The parties acknowledge that in the event of a breach of Section 10(a) above, Company shall not have an adequate remedy at law. Accordingly, in the event of any breach of Section 10(a) above, Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach from the violation of the provisions of Section 10(a) above. Nothing in this Agreement shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for breach of Sections 10(a) above, including the recovery of damages.

         11.      Indemnification.
                  ---------------

                  (a) Company agrees that if Executive is or becomes a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Company or otherwise ("Proceeding"), by reason of the fact that (whether before or after the Effective Date) he is or was a director, officer or employee of Company or is or was serving at the request of Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including (without limitation) service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by Company to the fullest extent legally permitted or authorized by Company's certificate or articles of incorporation or bylaws (or other applicable governing documents) or resolutions of the Board (or other applicable governing body) or the stockholders of Company or, if greater, by the laws of the State of Delaware or any other applicable state of organization or formation, against all cost, expense, liability and loss (including, without limitation, attorneys, fees, judgments, costs of appeal, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a

EXECUTIVE EMPLOYMENT AGREEMENT - Page 6
------------------------------

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                           director, member, employee or agent of Company or
                           other entity and shall inure to the benefit of Executive's heirs, executors and administrators. In this Section 11, (i) each reference to "Company" (other than for the purpose of any notice) shall include, without limitation, all entities that are subsidiaries and affiliates of Company, and (ii) all obligations of Company shall be joint and several as to all entities included in such definition of "Company." Company shall pay or provide such indemnification to Executive in connection with a Proceeding within 60 days after written request by Executive for that indemnification. During that 60-day period, Executive shall have an opportunity to be heard and to present evidence in connection with the consideration by the board of directors, independent legal counsel, or stockholders, as the case may be, of any findings required by applicable law in connection with that indemnification request. Company shall also advance to Executive all reasonable costs and expenses incurred by him (including, without limitation, all reasonable fees and costs of counsel selected by Executive, and all other indemnifiable liabilities covered by this paragraph (a)) in connection with a Proceeding within 30 days after written request by Executive for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. In the event Company does not properly indemnify or advance expenses to Executive in accordance with the terms of this paragraph (a) (including, without limitation, the time period set forth above), Executive shall be entitled to bring an action or proceeding against Company in any state or federal court in Montgomery County, Maryland, in accordance with Section 19 hereof, or before a panel of arbitrators in accordance with Section 20 hereof, to enforce Company's indemnification or expense-advancement obligations, and (in either case) Executive shall be reimbursed by Company for the reasonable costs and expenses (including, without limitation, reasonable attorneys fees and costs) of any successful enforcement of Company's indemnification or expense-advancement obligations.

                  (b) Neither the failure of Company (including, without limitation, its board of directors, independent legal counsel or stockholders) to have made any determination that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by Company (including, without limitation, its board of directors, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct or shall be a defense to any action or proceeding to enforce Company's indemnification or expense-advancement obligations. Company shall have the burden of proof in establishing that Executive has not met the applicable standard of conduct. The termination of any Proceeding by judgment, court order, settlement, or conviction, or

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------------------------------

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                           upon a plea of nolo contenders or its equivalent,
                           shall not, of itself, create a presumption that Executive did not meet the applicable standard of conduct. Where Executive is entitled to indemnification under this Section 11 for a portion of the indemnifiable liabilities described in paragraph (a) of this Section 11, but not for the total amount of liabilities of that kind, Company shall nevertheless indemnify Executive for such portion of the indemnifiable liabilities to which Executive is entitled.

                  (c) Executive's rights provided in this Section 11 shall not be exclusive of any other rights of indemnification or advancement of expenses (or any similar rights) that Executive may have against Company or under any liability insurance covering Executive.

                  (d) Company agrees to continue and maintain one or more directors, and officers, liability insurance policies that cover Executive (with reputable and financially sound insurers) at a level that is commercially reasonable (in light of Company's business and the risks of litigation or claims) and not less than the level of coverage provided as of the Effective Date, and otherwise to the fullest extent Company provides such coverage for any of its other executive officers.

                  (e) Without limiting the generality of Section 17 hereof, the rights of indemnity and advancement of expenses in favor of Executive in this Section 11 shall continue and survive any expiration or termination of this Agreement or Executive's ceasing to be a director, officer, or employee of Company.

         12.      Assignability; Binding Nature.
                  -----------------------------

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of Company under this Agreement may be assigned or transferred by Company (including, without limitation, by merger, consolidation, or other operation of law). No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 18 below.

         13.      Representation.
                  --------------

         Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.


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         14.      Entire Agreement.
                  ----------------

         This Agreement (with Schedule A, which is an integral part hereof) contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto; except that nothing in this Agreement impairs or otherwise adversely affects any of Executive's rights or Company's obligations under any other agreement or document executed by Company and Executive contemporeously or concurrently herewith.

         15.      Amendment or Waiver.
                  -------------------

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of Company (other than Executive). No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of Company (other than Executive), as the case may be.

         16.      Severability.
                  ------------

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         17.      Survivorship.
                  ------------

         The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment, including (without limitation) upon expiration of the Agreement Term, to the extent necessary to the intended preservation of such rights and obligations.

         18.      Beneficiaries/References.
                  ------------------------

         Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death or incompetence by giving Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         19.      Governing Law/Jurisdiction.
                  --------------------------


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------------------------------

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of Maryland without reference to principles of conflict of laws. Jurisdiction and venue of any action or proceeding relating to this Agreement shall be exclusively in state or federal courts in Montgomery County, Maryland.

         20.      Resolution of Disputes.
                  ----------------------

         Any disputes arising under or in connection with this Agreement (other than injunctive or equitable relief sought to enforce Sections 9 or 10 hereof, or any enforcement of Executive's rights under Section 11, which may (if Executive so elects) be brought in any court having jurisdiction in accordance with this Agreement) shall, at the election of Executive or Company, be resolved by binding arbitration in accordance with the following terms and procedures:

                  (a) Arbitration of Claims. Company and Executive agree to settle by arbitration any dispute or controversy arising in connection with this Agreement, whether or not such dispute involves a plan subject to the Employee Retirement Income Security of 1974, as amended ("ERISA"). Such arbitration shall be conducted on an expedited basis in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, sitting in Bethesda, Maryland. The award of the arbitrators shall be final and nonappealable, the judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. All expenses of such arbitration shall be borne by the Company in accordance with subsection (b).

                  (b) Payment of Legal Fees and Costs. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of any action taken pursuant to the terms of this Agreement, or of the validity or enforceablity of, or liability under, any provision of this Agreement, or any guarantee of performance thereof (including, without limitation, as a result of any contest by Executive about the amount of payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872
                           (f) (2) (A) of the Code.

         21.      Notices.
                  -------

         Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or by courier, or upon receipt if sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:


EXECUTIVE EMPLOYMENT AGREEMENT - Page 10
------------------------------

<PAGE

         If to Company:   PennCorp Financial Group, Inc.
                          717 North Harwood, Suite 2401
                          Dallas, Texas 75201
                          Attention:  Chief Executive Officer

                  If to Executive: Scott D. Silverman
                                   8504 Pierce Point Court
                                   Potomac, MD 20854

         22.      Headings.
                  --------

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         23.      Counterparts.
                  ------------

         This Agreement may be executed in two or more counterparts.



EXECUTIVE EMPLOYMENT AGREEMENT - Page 11
------------------------------

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.


                                    PENNCORP FINANCIAL GROUP, INC.


                                    By: /s/ David C. Smith
                                       -------------------------------
                                    Its: Chairman of the Board
                                       -------------------------------



                                     /s/ Scott D. Silverman
                                    ---------------------------
                                         SCOTT D. SILVERMAN



EXECUTIVE EMPLOYMENT AGREEMENT - Page 12
------------------------------